UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 30, 2009
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10382 (Commission File Number)	20-5715943 (I.R.S. Employer Identification No.)

3845 Corporate Centre Drive O’Fallon, Missouri (Address of principal executive offices)	63368 (Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 30, 2009, Synergetics USA, Inc. (the “Company”) and Synergetics, Inc., its wholly owned subsidiary (together with the Company, the “Borrowers”), executed the Seventh Amendment to Credit and Security Agreement (the “Seventh Amendment”) with Regions Bank, as Lender, relating to the Company’s revolving credit facility and equipment line of credit. The Seventh Amendment extended the maturity date of the Company’s revolving credit facility and equipment line of credit to November 30, 2010.
     Also on November 30, 2009, the Borrowers, together with Synergetics Germany, GMBH, Synergetics Italia, SRL and Synergetics France, SARL, each a wholly owned subsidiary of the Company (together with the Borrowers, the “Non-U.S. Borrowers”), executed the Fourth Amendment to Credit and Security Agreement (the “Fourth Amendment”) with Regions Bank, as Lender, relating to the Company’s non-U.S. receivables revolving credit facility. The Fourth Amendment extended the maturity date of the Company’s non-U.S. receivables revolving credit facility to November 30, 2010.
     The Seventh Amendment and the Fourth Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The summary of these agreements contained herein is qualified in its entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 30, 2009, the Borrowers executed the Seventh Amendment, and the Non-U.S. Borrowers executed the Fourth Amendment. The terms of these agreements are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Seventh Amendment to Credit and Security Agreement by and among Synergetics Inc. and Synergetics USA, Inc. as Borrowers and Regions Bank as Lender, dated as of November 30, 2009.
10.2
Fourth Amendment to Credit and Security Agreement by and among Synergetics Inc., Synergetics USA, Inc., Synergetics Germany, GMBH, Synergetics Italia, SRL and Synergetics France, SARL as Borrowers and Regions Bank as Lender, dated as of November 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 3, 2009

SYNERGETICS USA, INC. (Registrant)
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	EVP and Chief Financial Officer